Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of SciQuest, Inc.

Dated: February 7, 2012

TRINITY VENTURES VIII, L.P.

By its General Partner, Trinity TVL VIII, LLC

TRINITY VIII SIDE-BY-SIDE FUND, L.P.

By its General Partner, Trinity TVL VIII, LLC

TRINITY VIII ENTREPRENEURS’ FUND, L.P.

By its General Partner, Trinity TVL VIII, LLC

TRINITY TVL VIII, LLC

TRINITY VENTURES VII, L.P.

By its General Partner, Trinity TVL VII, LLC

TRINITY VII SIDE-BY-SIDE FUND, L.P.

By its General Partner, Trinity TVL VII, LLC

TRINITY TVL VII, LLC

TVL MANAGEMENT CORPORATION

/s/ Kathleen A. Murphy
Kathleen A. Murphy Managing Member

/s/ Lawrence K. Orr
Lawrence K. Orr

/s/ Noel J. Fenton
Noel J. Fenton

/s/ Fred Wang
Fred Wang

/s/ Augustus O. Tai
Augustus O. Tai

/s/ Kathleen A. Murphy
Kathleen A. Murphy